                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under ss. 240.14a-12

                              WINSTON HOTELS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                 ----------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              WINSTON HOTELS, INC.


                         2626 GLENWOOD AVENUE, SUITE 200
                          RALEIGH, NORTH CAROLINA 27608

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002

         You are cordially invited to attend the Annual Meeting of Shareholders of Winston Hotels, Inc. (the "Company") which will be held on May 7, 2002, at 10:00 a.m., local time, at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina for the following purposes:

         (1)      To elect seven members to the Board of Directors;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2002; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

         IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,



                                    Robert W. Winston, III
                                    Chief Executive Officer
Raleigh, North Carolina
March 31, 2002

                              WINSTON HOTELS, INC.

                         2626 Glenwood Avenue, Suite 200
                          Raleigh, North Carolina 27608

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 31, 2002, by the Board of Directors of Winston Hotels, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina on May 7, 2002, at 10:00 a.m., local time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

PURPOSES OF ANNUAL MEETING

         The principal purposes of the Annual Meeting are to: (1) elect seven members to the Board of Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2002; and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

VOTING RIGHTS

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders" and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (1) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of shareholders, (2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders or (3) attending the Annual Meeting and voting in person.

         The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on March 8, 2002, the Company had outstanding 16,957,534 shares of Common Stock. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned. The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock is necessary to provide a quorum for voting at the Annual Meeting.

           SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of March 8, 2002, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers as a group. There are no five-percent shareholders of the Company other than as indicated below. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the shares of Common Stock beneficially owned by such person. The address for each individual listed below is: c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, NC 27608.


                                                  Shares of Common Stock
                    Name                        Beneficially Owned(1)(2)         Percent of Class
                    ----                        -------------------------        ----------------
         DIRECTORS AND EXECUTIVE OFFICERS
         Charles M. Winston(3)(11)                      775,189                        4.5%
         Robert W. Winston, III(4)                    2,043,167                       11.2%
         James D. Rosenberg(5)                          317,500                        1.8%
         Joseph V. Green(6)                             257,500                        1.5%
         Kenneth R. Crockett(7)                         164,500                          *
         James H. Winston(8)(9)(11)                      56,000                          *
         Thomas F. Darden, II(8)(11)                     21,500                          *
         Richard L. Daugherty(8)(11)                     32,157                          *
         Edwin B. Borden(8)(11)                          44,000                          *
         David C. Sullivan(10)(11)                       21,276                          *
         All directors and executive officers
         as a group (10 persons)(12)                  3,404,574                       16.1%


----------

*        Less than one percent

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a person has the right to acquire within 60 days of March 8, 2002 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all units of limited partnership interest (the "Units") in WINN Limited Partnership (the "Partnership"), which are redeemable within 60 days of March 8, 2002 for shares of the Company's Common Stock or, at the option of the Company, for an equivalent amount of cash, are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating the percentage ownership of such person assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(3) Includes 105,643 shares issuable to Mr. Winston upon exercise of redemption rights with respect to Units held directly by Mr. Winston. Also includes 109,516 shares issuable upon redemption of Units held by WJS - Perimeter, Inc., a corporation owned 33.33% by Mr. Winston and of which he serves as a director; and 320,798 shares issuable upon redemption of Units held by Cary Suites, Inc., a corporation owned 15.7% by Mr. Winston and 15.7% by Mr. Winston's spouse, which represent Mr. and Mrs. Winston's pro rata ownership in Cary Suites, Inc. Also includes 20,000 shares held by Charles M. Winston Associates, Limited Liability Partnership, a partnership owned 50% by Mr. Winston and 50% by Mr. Winston's spouse. Also includes 10,000 shares owned by Mr. Winston's spouse. Mr. Winston disclaims beneficial ownership of the Units held by each of the corporations identified in this footnote (3) except to the extent of his direct ownership interest in such corporations.

(4) Includes 295,000 shares subject to stock options exercisable within 60 days of March 8, 2002. Also includes 30,000 and 10,000 shares issued to Mr. Winston under the Winston Hotels, Inc. Stock Incentive Plan (the "Incentive Plan") in January 2000 and 2001, respectively. These shares vest at a rate of 20% per year beginning January 2000 and 2001, respectively. Mr. Winston is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 1,019,524 shares issuable upon redemption of Units held by Cary Suites, Inc. Cary Suites, Inc. is owned by Mr. Winston, Mr. Winston's wife, Mr. Winston's parents, trusts for the benefit of Mr. Winston's son and daughter, and Mr. Winston's sister. Mr. Winston is the sole officer and director of Cary Suites, Inc. and as such has voting and dispositive power over all of the Units but disclaims beneficial ownership of the Units held by Cary Suites, Inc. except to the extent of his direct ownership interest in Cary Suites, Inc.

(5) Includes 20,000 shares issued to Mr. Rosenberg in January 1998. These shares were fully vested as of January 2002. Also includes 7,500, 20,000, 7,000 and 25,000 shares issued in January 1999, 2000, 2001 and
         2002, respectively. These grants vest at a rate of 20% per year beginning January 1999, 2000, 2001 and 2002, respectively. All shares were issued under the Incentive Plan. Mr. Rosenberg is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 238,000 shares subject to stock options exercisable within 60 days of March 8, 2002.

(6) Includes 7,500, 15,000 and 5,000 shares issued to Mr. Green in January 1999, 2000 and 2001, respectively. These grants vest at a rate of 20% per year beginning January 1999, 2000 and 2001, respectively. All shares were issued under the Incentive Plan. Mr. Green is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 230,000 shares subject to stock options exercisable within 60 days of March 8, 2002.

(7) Includes 5,000 shares issued to Mr. Crockett in May 1998. These shares were fully vested as of January 2002. Also includes 5,000, 12,000 and 3,000 shares issued to Mr. Crockett in January 1999, 2000 and 2001, respectively. These grants vest at a rate of 20% per year beginning January 1999, 2000 and 2001, respectively. All shares were issued under the Incentive Plan. Mr. Crockett is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 132,000 shares subject to stock options exercisable within 60 days of March 8, 2002.

(8) Includes 7,500 shares issued under the Winston Hotels, Inc. Directors' Stock Incentive Plan to each director, other than Charles M. Winston and Robert W. Winston, III, serving in June 1994. They were fully vested as of May 18, 1999.

(9)      Includes 1,000 shares held by Mr. Winston's wife.

(10) Includes 2,275 shares issued to Mr. Sullivan in January 1998 under the Directors' Plan.

(11) Includes 7,000 shares issued to each director, other than Robert W. Winston, III, in May 1999 under the Incentive Plan. Such shares vest at a rate of 20% per year beginning in May 1999. Each director is entitled to vote and receive the dividends paid on such shares. Also includes 2,000 shares subject to stock options exercisable within 60 days of March 8, 2002, granted to each director, other than Robert W. Winston, III, in May 1999. These options were 100% vested on the grant date.

(12) Includes 907,000 shares subject to stock options exercisable within 60 days of March 8, 2002, and 1,234,683 shares issuable upon redemption of all outstanding Units redeemable within 60 days of March 8, 2002, beneficially owned by executive officers and directors.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at seven. The seven persons named below are nominated to serve on the Board of Directors until the 2003 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified). Each nominee is currently a director of the Company. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Pursuant to North Carolina law, the seven candidates who receive the highest number of votes as directors will be elected as directors of the Company. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining which nominees received the highest number of votes.

NOMINEES FOR ELECTION AS DIRECTORS

         CHARLES M. WINSTON - Charles Winston, age 72, has served as Chairman of the Board of Directors since March 15, 1994. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with an A.B. degree. Mr. Winston has more than 38 years of experience in developing and operating full service restaurants and hotels. Mr. Winston is Robert Winston's father and James Winston's brother.

         ROBERT W. WINSTON, III - Robert Winston, age 40, has served as Chief Executive Officer and director of the Company since March 15, 1994. Mr. Winston served as President of the Company for the period beginning March 15, 1994 and ending January 14, 1999. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with a B.A. degree in economics. Mr. Winston is Charles Winston's son and James Winston's nephew.

         JAMES H. WINSTON - James Winston, age 68, has been a director of the Company since May 25, 1994. Mr. Winston is the President of Omega Insurance Company, a property and casualty insurance company doing business mainly in the State of Florida and throughout five southeastern states, and has served in that capacity for more than the past five years. He is also President of LPMC, Inc., a real estate investment firm. Mr. Winston is a native of North Carolina and graduated Phi Beta Kappa from the University of North Carolina at Chapel Hill. Mr. Winston serves on the boards of directors of Stein Mart, Inc., and Patriot Transportation, Inc. Mr. Winston is the brother of Charles Winston and the uncle of Robert Winston.

         THOMAS F. DARDEN, II - Thomas Darden, age 47, has been a director of the Company since May 25, 1994. Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, LLC, a private equity investment fund, where he has been employed for more than the past five years. Mr. Darden graduated with highest honors from the University of North Carolina at Chapel Hill with a B.A. degree in 1976 and graduated from Yale Law School with a J.D. degree in 1981. In 1991, Mr. Darden was appointed by the Governor of North Carolina to the board of the North Carolina Department of Transportation, and was subsequently appointed to the Triangle Transit Authority Board of Trustees. In 1992, Mr. Darden received a Master's Degree in City and Regional Planning from the University of North Carolina at Chapel Hill. Mr. Darden serves or has served on a variety of community, charitable and college boards. Mr. Darden serves as a director of Waste Industries, Inc. and BTI Telecom Corporation.

         RICHARD L. DAUGHERTY - Richard Daugherty, age 66, has been a director of the Company since May 25, 1994. Mr. Daugherty is self-employed and has provided consulting services to North Carolina State University for the majority of the past six years. Until 1994 Mr. Daugherty was Vice President of Worldwide Manufacturing for the IBM PC Company in Research Triangle Park, North Carolina, where he had been employed for more than five years. At the time of his retirement in 1994, Mr. Daugherty was the senior IBM executive for the State of North Carolina. He serves on various community and business boards of directors, including the boards of Wachovia Bank & Trust Company, N.A., and Progress Energy, Inc.

         EDWIN B. BORDEN - Edwin Borden, age 67, has been a director of the Company since May 25, 1994. Mr. Borden is President and Chief Executive Officer of The Borden Manufacturing Company, Inc. a textile management company, where he has been employed for more than the past five years. Mr. Borden is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill. He serves on the boards of directors of Progress Energy, Inc., Jefferson Financial Corporation and Ruddick Corp.

         DAVID C. SULLIVAN - David Sullivan, age 62, has been a director of the Company since January 1, 1998. Mr. Sullivan has served as Chairman of the Board of Directors of The Sullivan Development Group, a real estate development consulting company, since 2000. From 1997 until 2000, Mr. Sullivan served as chairman and CEO of Resort Quest International, Inc., a resort property management company. From 1990 until 1997, Mr. Sullivan served in various positions with Promus Hotel Corporation, a franchisor of Hampton Inns, Embassy Suites, Homewood Suites and Hampton Inn and Suites hotels. Mr. Sullivan served as director, Executive Vice President and Chief Operating Officer for Promus from April 1995 until December 1997. He also serves on the board of directors of Resort Quest International, Inc. and John Q. Hammons Hotels, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors held four meetings during 2001. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served in 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement and other services provided by the Company's independent public accountants. Directors Borden, Darden and Sullivan are members of the Audit Committee. During 2001, the Audit Committee met four times. The Compensation Committee administers the Incentive Plan and is responsible for determining compensation for the Company's executive officers. Directors Daugherty, Darden and Borden make up the Compensation Committee. During 2001, the Compensation Committee met two times.

DIRECTOR COMPENSATION

         The primary means of compensating directors is the grant of restricted stock to each director. On May 18, 1999, the Company issued 7,000 shares of Common Stock to each director, other than Robert Winston. These shares vest at the rate of 20% per year beginning on the date of their issuance. Directors who cease to be directors will forfeit any shares not previously vested. Each director is entitled to vote and receive the distributions paid on such shares of Common Stock prior to vesting. Also on May 18, 1999, the Company granted each director, other than Robert Winston, options to purchase 2,000 shares of Common Stock with an exercise price of $9.38 per share. These options were 100% vested on the grant date. The Company also pays each director $1,500 per Board of Directors' meeting and $500 per committee meeting attended. In addition, the Company will reimburse all directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. Robert Winston receives no compensation as a director, other than reimbursement for any out-of-pocket expenses incurred in connection with his service on the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following tables set forth a summary of annual and long-term compensation paid or accrued by the Company for services rendered, for the fiscal years indicated, by the Company's Chief Executive Officer and the executive officers (the "named executive officers") whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2001.

SUMMARY COMPENSATION TABLE


                                                     Annual Compensation                   Long-term Compensation
                                                                                                             No. Of
                                                                                        Restricted         Securities
                      Name and                                                             Stock           Underlying
                Principal Position           Year         Salary          Bonus         Awards (12)         Options
                ------------------           ----         ------          -----         -----------        ----------
         Robert W. Winston, III               2001        $240,000        $     --       $ 71,250(1)              --
             Chief Executive Officer          2000        $235,000        $ 65,000       $255,000(2)              --
                                              1999        $225,000        $100,000              --           100,000

         James D. Rosenberg                   2001        $262,000        $     --       $ 49,875(3)              --
            President, Chief Operating        2000        $250,000        $125,000       $170,000(4)              --
            Officer and Secretary             1999        $222,000        $100,000       $ 65,625(5)         110,000

         Joseph V. Green                      2001        $240,000        $     --       $ 35,625(6)              --
            Executive Vice President,         2000        $235,000        $ 85,000       $127,500(7)              --
            Chief Financial Officer           1999        $222,000        $ 75,000       $ 65,625(8)         100,000

         Kenneth R. Crockett                  2001        $187,000        $     --       $ 21,375(9)              --
            Executive Vice President          2000        $183,000        $ 50,000       $102,000(10)             --
            of Development                    1999        $172,000        $ 40,000       $ 43,750(11)         40,000



(1) During 2001, Robert W. Winston received a grant of 10,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(2) During 2000, Robert W. Winston received a grant of 30,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(3) During 2001, James D. Rosenberg received a grant of 7,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(4) During 2000, James D. Rosenberg received a grant of 20,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(5) During 1999, James D. Rosenberg received a grant of 7,500 shares of restricted stock which vests at a rate of 20% per year beginning January 14, 1999. Dividends are paid on the restricted stock.

(6) During 2001, Joseph V. Green received a grant of 5,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(7) During 2000, Joseph V. Green received a grant of 15,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(8) During 1999, Joseph V. Green received a grant of 7,500 shares of restricted stock which vests at a rate of 20% per year beginning January 14, 1999. Dividends are paid on the restricted stock.

(9) During 2001, Kenneth R. Crockett received a grant of 3,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2000. Dividends are paid on the restricted stock.

(10) During 2000, Kenneth R. Crockett received a grant of 12,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(11) During 1999, Kenneth R. Crockett received a grant of 5,000 shares of restricted stock which vests at a rate of 20% per year beginning January 14, 1999. Dividends are paid on the restricted stock.

(12) At December 31, 2001, an aggregate of 86,700 shares of restricted common stock were held by the named executive officers, with an aggregate value at such date (based on the closing market price of the common stock at December 31, 2001 of $7.74) of $671,058 as follows: Mr. Winston, 26,000 shares valued at $201,240; Mr. Rosenberg, 30,600 shares valued at $236,844; Mr. Green, 16,000 shares valued at $123,840; and Mr. Crockett, 14,100 shares valued at $109,134. Prior to vesting, the recipients are entitled to vote and receive distributions with respect to shares of restricted common stock.

AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table provides information about the stock options held by the named executive officers on December 31, 2001.


                                             Number of Securities Underlying Unexercised
                                                    Options at Fiscal Year-End(1)
                                             -------------------------------------------
                   Name                      Exercisable                  Unexercisable
                   ----                      -----------                  -------------
         Robert W. Winston III                 255,000                       60,000
         James D. Rosenberg                    178,500                       81,500
         Joseph V. Green                       180,000                       70,000
         Kenneth R. Crockett                   114,000                       26,000


(1) On December 31, 2001, the aggregate fair market value of the unexercised options did not exceed the aggregate exercise price of the options.

EMPLOYMENT AGREEMENT

         The Company has an employment agreement with Mr. Crockett, the Company's Executive Vice President of Development. The agreement has a three-year term that commenced on July 31, 1997 and automatically renews for subsequent one-year terms unless either party gives the other one hundred twenty
(120) days prior notice of intent not to renew. If the Company terminates the agreement upon such notice, all of its obligations shall terminate upon the passing of said 120-day period. The Board of Directors increased Mr. Crockett's base salary to $187,000 in 2001. Mr. Crockett is eligible to participate in any bonus programs the Company has or may create for persons of Mr. Crockett's level and is eligible to receive stock options and restricted stock awards under the Company's Incentive Plan. The employment agreement is terminable by either party giving 90 days prior notice to the other party during the course of any one-year extension period. If the Company terminates the agreement upon such notice, it shall pay Mr. Crockett a lump sum amount equal to two years of his then current salary plus a bonus equal to the average of the bonus paid for the preceding two years. The Company may also terminate the agreement immediately for death, disability or for cause as defined in the agreement. If the Company terminates the agreement for cause it shall pay Mr. Crockett the amount of salary due at that time. Mr. Crockett may terminate the agreement upon notice in the event of a change in control unless after the change in control Mr. Crockett retains his position and the principal executive offices of the acquiring company remain within a 30-mile radius of Raleigh, North Carolina. If Mr. Crockett elects to terminate upon a change in control he shall be entitled to continue to receive medical and health insurance for a period of two years and he shall receive a "stay bonus" equal to two years of his then current salary including the amount of his most recent annual bonus, if he agrees to stay with the acquiring corporation for a period of six months following the change in control.


COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors, a committee composed entirely of non-officer and non-employee directors, is responsible for determining the compensation of the Company's executive officers and administering the Company's Incentive Plan.

Executive Compensation. The Company is committed to implementing a package of executive compensation which will contribute to the achievement of the Company's business objectives. The Compensation Committee's policy is to implement a package of executive compensation so that the compensation paid to executive officers shall be commensurate with their positions and determined with reference to compensation paid to similarly situated officers of companies which the Board of Directors deems to be comparable to the Company.

         The Compensation Committee establishes ranges for executive compensation using regional and national surveys of comparable companies. Companies included in these salary surveys are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement, but instead include a broader set of companies with which the Company competes for qualified personnel.

         Executive compensation consists of three components: base salary, annual incentive and long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and enhanced shareholder value.

         Base salary represents the fixed component of the Company's executive compensation package. Executives receive a salary that is within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. The determination of where an executive's salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Adjustments to salaries are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

         Annual incentives exist in the form of bonuses which are provided for each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year the Compensation Committee establishes a target bonus for each executive and identifies performance goals for each executive to meet to receive the full bonus. The actual amount of incentive bonus received by each of the Company's executive officers is determined by the Compensation Committee after the end of the applicable year. Where an executive's performance is not easily fixed to objective standards, the Compensation Committee will exercise its subjective judgment in determining the extent to which goals are achieved.

         The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward executives and employees of the Company for maximizing shareholder value. Long-term incentives are provided primarily pursuant to the Incentive Plan, which is administered by the Compensation Committee. The purpose of the Incentive Plan is to (i) attract and retain employees, and other service providers with ability and initiative;
(ii) provide incentives to those deemed important to the success of the Company; and (iii) associate the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased stock ownership. Awards of stock options and restricted stock under the Incentive Plan are based on comparisons to incentives offered at other comparable companies and serve as a means of retaining valued employees.

         During the year ended December 31, 2001, the Company issued restricted stock grants for a total of 25,000 shares of common stock to the Company's executive officers. Of the total of 25,000 shares issuable pursuant to these grants, Mr. Winston received 10,000 shares, Mr. Rosenberg received 7,000 shares, Mr. Green received 5,000 shares and Mr. Crockett received 3,000 shares. The grants vest 20% immediately and 20% on the anniversary date of the grant over the next four years. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to increase their equity ownership in the Company. Dividends are paid on the restricted stock.

Chief Executive Officer Compensation. The Compensation Committee has adopted the policies described above with respect to Mr. Winston's compensation. Mr. Winston's salary and bonus for 2001 were $240,000 and $0, respectively. Mr. Winston was issued a restricted stock grant for 10,000 shares of Common Stock in 2001. The grant vests 20% immediately and 20% on the anniversary date of the grant over the next four years. The Company believes this compensation is competitive with compensation paid to chief executive officers in the hotel industry.

         This report is submitted by the following members of the Compensation Committee of the Board of Directors:

                             COMPENSATION COMMITTEE

                         Richard L. Daugherty (Chairman)
                                 Edwin B. Borden
                             Thomas F. Darden, II

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors (the "Audit Committee") is composed of Edwin B. Borden, Thomas F. Darden, II, and David C. Sullivan and operates under a written charter (a copy of which was attached to the Company's Proxy Statement filed with the Securities and Exchange Commission on March 20,
2001) adopted by the Board of Directors in May of 2000. Messrs. Borden, Darden, and Sullivan are all "independent directors" as defined by the NYSE.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The role of the Audit Committee is to monitor and oversee these processes.

         The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other non-audit services provided by the independent public accountants. The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence. The Audit Committee has considered whether the other non-audit services by the independent auditors to the Company are compatible with maintaining the auditor's independence.

         Based upon the reports and discussions described in this report and the Audit Committee's review of the representations of management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be retained as the Company's independent public accountants for the 2002 fiscal year.

         This report is submitted by the following members of the Audit Committee of the Board of Directors:

                                 AUDIT COMMITTEE
                           Edwin B. Borden (Chairman)
                              Thomas F. Darden, II
                                David C. Sullivan

COMPARISON OF CUMULATIVE TOTAL RETURN

         The following graph, prepared by SNL Securities, LLC, compares the cumulative total shareholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001, with the cumulative total return for the same period on the Standard & Poor's 500 Stock Index (the "S&P 500"), the National Association of Real Estate Investment Trust Equity REIT Index (the "NAREIT All Equity REIT Index"), and the SNL Securities Hotel REIT Index (the "SNL Hotel REIT Index"). The graph assumes that, at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising each index and that all dividends were reinvested.

         The NAREIT All Equity REIT Index is currently comprised of 182 real estate investment trusts ("REITs") which own a wide variety of real estate assets, including regional shopping malls, shopping centers, apartments, self storage facilities, industrial properties and manufactured housing communities. The SNL Hotel REIT Index is currently comprised of 16 publicly traded hotel REITs, organized for purposes substantially similar to that of the Company.

                        [TOTAL RETURN PERFORMANCE GRAPH]


                                                               PERIOD ENDING
                                  ------------------------------------------------------------------------
INDEX                                 12/31/96    12/31/97    12/31/98   12/31/99    12/31/00    12/31/01
----------------------------------------------------------------------------------------------------------
Winston Hotels, Inc.                   100.00      104.31       72.42      81.69       82.54      100.53
S&P 500                                100.00      133.37      171.44     207.52      188.62      166.22
NAREIT All Equity REIT                 100.00      120.26       99.21      94.63      119.59      136.24
SNL Hotel REIT                         100.00      131.11       64.82      50.35       72.03       67.35


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is a REIT that through the Partnership owned 27 limited service hotels, 10 extended stay hotels and 11 full service hotels as of March 8, 2002. The Company currently has a 92.87% interest in the Partnership and is its sole general partner. In order for the Company to qualify as a REIT, neither the Company nor the Partnership can operate hotels.

         During 2000, the Company and Marsh Landing Investment, L.L.C. formed a joint venture, Marsh Landing Hotel Associates, LLC, to jointly develop and own hotel property. The Company owns a 49% ownership interest in the joint venture and Marsh Landing Investment, L.L.C., owned by the Company's Chairman, Mr. Charles M. Winston, and its board member Mr. James H. Winston, owns the other 51%. The joint venture has developed and owns a 118-room Hampton Inn in Ponte Vedra, Florida.

         During 2000, the Company formed a subsidiary of the Partnership, FastForward, LLC, to provide office space and support services to incubate certain qualified technology companies in exchange for a percentage ownership in each such company. The Partnership owns 85% of FastForward, LLC and the management and the Advisory Board of FastForward, LLC own the balance. During 2001, FastForward, LLC provided office space and support services to Sentrisystems.com, Inc., an Internet infrastructure software company, in exchange for an ownership interest in such company. Robert W. Winston, III is a creditor of and less than 10% shareholder of Sentrisystems.com, Inc.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, or representations by such persons that no Form 5s were required, we believe that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% shareholders, were satisfied except that Robert
W. Winston, III and Charles M. Winston each inadvertently failed to timely report one transaction which occurred on December 31, 2001. Both individuals reported the transaction on a Form 5 for the year ended December 31, 2001.

       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for fiscal year 2002. Although shareholder approval is not required, the Company desires to obtain from the shareholders an indication of their approval or disapproval of the Board's action in appointing PricewaterhouseCoopers LLP as the independent accountants of the Company. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

         A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

AUDIT FEES

          PricewaterhouseCoopers LLP's professional service fees for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $92,000, of which an aggregate amount of $44,744 had been billed through December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $7,400.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR FISCAL YEAR 2002.

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any proposals which shareholders intend to present for a vote of shareholders at the 2003 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company's Proxy Statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 1, 2002. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after December 1, 2002, will not be considered for inclusion in the Company's proxy materials for its 2003 Annual Meeting of Shareholders.

         In addition, if a shareholder intends to present a matter for a vote at the 2003 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company's Proxy Statement for that meeting, the shareholder must give timely notice in accordance with Securities and Exchange Commission rules. To be timely, a shareholder's notice must be received by the Secretary of the Company at its principal office, 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, on or before February 14, 2003.

                                  MISCELLANEOUS

         SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K WITHOUT CHARGE UPON WRITTEN REQUEST TO JAMES D. ROSENBERG, PRESIDENT AND CHIEF OPERATING OFFICER, WINSTON HOTELS, INC., 2626 GLENWOOD AVENUE, SUITE 200, RALEIGH, NORTH CAROLINA 27608.


                                    By Order of the Board of Directors,



                                    Robert W. Winston, III
                                    Chief Executive Officer

March 31, 2002

                                      PROXY
                              WINSTON HOTELS, INC.

                             COMMON STOCK PROXY FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert W. Winston, III and James D. Rosenberg and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Winston Hotels, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 2002, at 10:00 a.m., local time, at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED
BELOW.

         1.       ELECTION OF DIRECTORS

                  [ ] FOR all nominees listed below (except as marked to the contrary).

                  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                  Charles M. Winston, Robert W. Winston, III, James H. Winston, Thomas F. Darden, II, Richard L. Daugherty, Edwin B. Borden and David C. Sullivan

                  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
                  BELOW:

                 ---------------------------------------------------------------
                            (Continued on other side)

                           (Continued from other side)

         2. RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

                  [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

                           Date                                          , 2002
                               -----------------------------------------
                                        (Be sure to date Proxy)


                           ----------------------------------------------------
                           Signature and title, if applicable


                           ----------------------------------------------------
                           Signature if held jointly

                           When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.